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                                                                   EXHIBIT 23(a)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 (No. 333-52540) of Cleco Power LLC (successor to Cleco Utility Group Inc.) of our report dated January 31, 2000 relating to the financial statements, which appears in Cleco Utility Group Inc.'s Registration Statement on Form 10. We also consent to the incorporation by reference of our report dated January 31, 2000 relating to the financial statement schedules, which appears in such Form 10. We also consent to the references to us under the headings "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

New Orleans, Louisiana
January 25, 2001